UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

RADIOSHACK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

300 RadioShack Circle, Mail Stop CF3-203, Fort Worth, Texas 76102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, the RadioShack Corporation (“RadioShack”) entered into an agreement for advisory and interim management services with FTI Consulting. In connection with this agreement, RadioShack appointed Carlin Adrianopoli as Interim Chief Financial Officer.

Effective with the appointment of Mr. Adrianopoli, Ms. Holly Etlin will no longer serve as Interim Chief Financial Officer of RadioShack.

Carlin Adrianopoli, 39, has been a senior managing director in the FTI Consulting Corporate Finance/Restructuring practice since 2010 and joined FTI in 2002. Mr. Adrianopoli has more than 16 years of experience serving as financial advisor and providing interim management and performance improvement services to corporations, various creditor classes, equity owners and directors of underperforming companies. Mr. Adrianopoli’s services to RadioShack are billed by FTI Consulting. He is not separately compensated by RadioShack for his services as Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 11, 2014
RadioShack Corporation
(Registrant)

December 15, 2014	/s/ Joseph C. Magnacca
Joseph C. Magnacca
Chief Executive Officer